UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2019

(Date of Earliest Event Reported: April 30, 2019)

GUOZI ZHONGYU CAPITAL HOLDINGS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55973	47-0925451
(Commission File Number)	(IRS Employer Identification No.)

18818 Teller Avenue, Ste 115, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 890-2209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.0001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends and supplements the Current Report on Form 8-K of Guozi Zhongyu Capital Holdings Company (the “Company”) filed with the Securities and Exchange Commission ("SEC") on April 30, 2019 (the "Original Form 8-K") disclosing in Item 5.03, among other things, the Company filed a Certificate of Amendment on April 15, 2019 with Nevada Secretary of State to (i) change the Company name from Melt Inc. to Guozi Zhongyu Capital Holdings Company; and (ii) to effectuate a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock, at a ratio of 1-for-10.

This Form 8-K/A is to amend the Original Form 8-K Item 5.03. According to the Certificate of Amendment the Company filed with Nevada Secretary of State on April 15, 2019, the Company also increased par value of its authorized shares to $0.0001 per share. Therefore, this Form 8-K/A is being filled to include such information regarding par value increase.

In addition, according to the Certificate of Amendment filed by the Company on April 15, 2019 with Nevada Secretary of State, a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock is at a ratio of 10-for-1, this Form 8-K/A is also to amend the reverse split ratio contained in under Item 5.03 of Original Form 8-K to reflect the correct numbers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GUOZI ZHONGYU CAPITAL HOLDINGS

Date: September 20, 2019	By:	/s/ Long Chen
	Name: Title:	Long Chen President